UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 27, 2011

Bryn Mawr Bank Corporation

(Exact Name of Registrant as specified in its charter)

Pennsylvania	0-15261	23-2434506
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

801 Lancaster Avenue, Bryn Mawr, PA 19010

Registrant’s telephone number, including area code: 610-525-1700

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 27, 2011, Bryn Mawr Bank Corporation (“BMBC”) and Hershey Trust Company (“HTC”) entered into a definitive Amendment (the “Amendment”) to that certain Stock Purchase Agreement, dated as of February 18, 2011, by and between BMBC and HTC (together with the Amendment, the “Amended Stock Purchase Agreement”). On May 27, 2011, immediately after the Amendment became effective, HTC assigned the Amended Stock Purchase Agreement to PWMG Bank Holding Company Trust, a Pennsylvania inter vivos trust (“Seller”), pursuant to that certain Assignment and Assumption Agreement (the “Assignment,” and together with the Amended Stock Purchase Agreement, the “Purchase Agreement”). Pursuant to the Assignment, HTC assigned all of its right, title, interest, benefits and privileges under the Amended Stock Purchase Agreement to Seller, and Seller assumed and agreed to perform and discharge all of HTC’s obligations and duties under the Amended Stock Purchase Agreement.

The Amendment served to, among other things, (i) amend the definition of Buyer Stock Consideration to be measured as the average closing price of BMBC common stock on the Nasdaq Stock Market during the 20 Trading Days immediately preceding and including Friday, May 20, 2011, (ii) amend the closing date and effective date of the transaction to be May 27, 2011, (iii) amend the Closing Assets Measurement Date to be the third Business Day preceding the Closing Date and add a certification as to the value of the Base Assets, (iv) amend the Measurement Dates to be the 6-month, 12-month and 18-month anniversaries of the Initial Date, and (v) amend and add certain definitions, covenants and closing date deliverables. Capitalized terms used but not defined herein have the meaning ascribed to them in the Purchase Agreement.

The foregoing summaries of the Amendment and Assignment are not complete and are qualified in their entirety by reference to the complete text of each document, which are filed as Exhibits hereto, and are incorporated herein by reference in their entirety.

Item 2.01 Completion of Acquisition or Disposition of Assets

On May 27, 2011, BMBC’s previously announced acquisition (the “Acquisition”) of all of the issued and outstanding common stock of PWMG Bank and Trust, Inc. (“PWMG”) from Seller, as contemplated by the Purchase Agreement, was completed. The purchase price paid by BMBC to HTC was $18.25 million, of which $8.15 million was paid at Closing in cash, $6.5 million was paid at closing in the form of the issuance of 322,101 unregistered shares of the BMBC common stock, and the final $3.6 million was placed in escrow to be paid in cash installments on the 6-, 12- and 18-month anniversaries of the date of signing, subject to certain post-closing contingencies relating to the assets under management.

Pursuant to the Purchase Agreement, prior to the closing of the transaction, substantially all of the assets used to conduct the private wealth management business of HTC were assigned to PWMG, which was an affiliate of HTC and a wholly owned subsidiary of Seller. Upon Closing, all issued and outstanding shares of common stock of PWMG were transferred to BMBC, and immediately thereafter, PWMG was merged with and into BMBC’s wholly-owned subsidiary, The Bryn Mawr Trust Company.

The foregoing summary of the Acquisition is not complete and is qualified in its entirety by reference to the complete text of the Purchase Agreement and the press release dated May 27, 2011, attached as Exhibit 99.1 hereto, each of which are incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit	Description

Exhibit 2.1	Stock Purchase Agreement, dated as of February 18, 2011, by and between Bryn Mawr Bank Corporation and Hershey Trust Company, incorporated by reference to Exhibit 2.1 to the Corporation’s 8-K filed with SEC on February 18, 2011

Exhibit 2.2	Amendment to Stock Purchase Agreement, dated as of May 27, 2011, by and between Bryn Mawr Bank Corporation and Hershey Trust Company*

Exhibit 2.3	Assignment and Assumption Agreement, dated as of May 27, 2011, by and between Hershey Trust Company and PWMG Bank Holding Company Trust

Exhibit 99.1	Press Release dated May 27, 2011

*	Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. BMBC agrees to furnish a supplemental copy of any omitted Schedule to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BRYN MAWR BANK CORPORATION

By:	/s/ J. Duncan Smith
J. Duncan Smith
CFO and Treasurer

Date: May 27, 2011

EXHIBITS INDEX

Exhibit	Description

Exhibit 2.2	Amendment to Stock Purchase Agreement, dated as of May 27, 2011, by and between Bryn Mawr Bank Corporation and Hershey Trust Company*

Exhibit 2.3	Assignment and Assumption Agreement, dated as of May 27, 2011, by and between Hershey Trust Company and PWMG Bank Holding Company Trust

Exhibit 99.1	Press Release dated May 27, 2011

*	Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. BMBC agrees to furnish a supplemental copy of any omitted Schedule to the Securities and Exchange Commission upon request.